UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2016

Skyline Medical Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-54361	33-1007393
(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

(Address of Principal Executive Offices and Zip Code)

(651) 389-4800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company held its annual meeting of stockholders on Thursday, July 28, 2016 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated 2012 Stock Incentive Plan (the “2012 Plan”) to increase the reserve of shares of Common Stock authorized for issuance thereunder to 100,000,000 and increase certain thresholds for limitations on grants. For information regarding the 2012 Plan, as amended, and the terms of certain grants recently made under the 2012 Plan, please refer to the Company’s definitive proxy statement for the Annual Meeting as filed with the SEC on June 24, 2016.

Item 5.07   Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders took the following actions:

(i) The stockholders elected three directors to serve as members of the Company’s Board of Directors until the next annual meeting of stockholders. There were no broker non-votes and the stockholders present in person or by proxy cast the following numbers of votes in connection with the election of directors, resulting in the election of all nominees:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Thomas J. McGoldrick	21,022,100	3,611,690	18,012,817
Andrew P. Reding	20,819,275	3,814,515	18,012,817
Carl Schwartz	21,250,787	3,383,003	18,012,817

(ii) The stockholders did not approve an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 100,000,000 to 600,000,000 and of preferred stock from 20,000,000 to 40,000,000. There were 13,360,834 votes cast for the proposal; 10,930,970 votes were cast against the proposal and 341,986 votes abstained. There were 18,012,817 broker non-votes.

(iii) The stockholders did not approve an amendment to the Company’s certificate of incorporation to effect a reverse stock split of the outstanding shares of its common stock at a ratio of not less than one-for-two (1:2) and not more than one-for-fifty (1:50), with the exact ratio to be set at a whole number within this range as determined by the Company’s Board of Directors. There were 24,623,961 votes cast for the proposal; 17,808,285 votes were cast against the proposal and 214,361 votes abstained. There were no broker non-votes.

(iv) The stockholders approved an amendment to the Company’s 2012 Plan to (i) increase the reserve of shares of Common Stock authorized for issuance thereunder to 100,000,000, (ii) to increase certain threshold limits for grants, and (iii) to re-approve the performance goals thereunder . There were 12,133,655 votes cast for the proposal; 9,064,263 votes were cast against the proposal and 3,435,872 votes abstained. There were 18,012,817 broker non-votes.

(v) The stockholders approved a non-binding advisory resolution to approve the compensation of the Company’s executive officers. There were 12,690,648 votes cast for the proposal; 7,893,947 votes were cast against the proposal and 4,049,195 votes abstained. There were 18,012,817 broker non-votes.

(vi) The stockholders approved a non-binding advisory resolution that the stockholders vote on the compensation of the Company’s executive officers every three years. There were 4,353,974 votes cast for having such vote occur every year; 2,048,915 votes were cast for having such vote occur every two years; 13,211,065 votes were cast for having such vote occur every three years; and 5,019,836 votes abstained. There were 18,012,817 broker non-votes.

(vii) The stockholders ratified the appointment of Olson Thielen & Co., Ltd. as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016. There were 37,175,289 votes cast for the proposal; 1,123,319 votes were cast against the proposal and 4,347,999 votes abstained. There were no broker non-votes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2016

SKYLINE MEDICAL, INC.

By:	/s/ Bob Myers
Bob Myers
Chief Financial Officer

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